EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 24, 2026, with respect to the consolidated financial statements of BioAge Labs, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California
March 24, 2026